Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Stock Option Plan and the 2015 Free Share Plan of Cellectis S.A. of our report dated March 24, 2015, with respect to the consolidated financial statements of Cellectis S.A. for the year ended December 31, 2014, included in its Registration Statement (Form F-1 No. 333-202205), filed with the Securities and Exchange Commission.

ERNST & YOUNG et Autres

/s/ Franck Sebag

Paris La Defense, France

May 15, 2015